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                                 Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS



        We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated February 8, 1996, on our audits of the consolidated financial statements and consolidated financial statement schedule of SunGard Data Systems Inc. and subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which reports are included in the Annual Report on Form 10-K.



/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 31, 1996